As filed with the Securities and Exchange Commission on September 16, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Brand House Collective, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	62-1287151
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5310 Maryland Way, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

AMENDED AND RESTATED 2002 EQUITY INCENTIVE PLAN

(Full title of the plan)

Michael W. Sheridan

Senior Vice President, General Counsel and Corporate Secretary

5310 Maryland Way

Brentwood, Tennessee 37027

(615) 872-4800

(Name, address and telephone number, including area code, of agent for service)

Copies to:

John Fuller, Esq.

Bass, Berry & Sims PLC

21 Platform Way South, Suite 3500

Nashville, Tennessee 37203

(615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” "smaller reporting company," and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On June 30, 2025, The Brand House Collective, Inc., formerly known as Kirkland’s, Inc. (the “Company” or the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a Definitive Proxy Statement that included a proposal (the “Proposal”) to increase the number of shares of common stock, no par value per share (“Common Stock”) authorized to be issued under the Kirkland’s, Inc. Amended and Restated 2002 Equity Incentive Plan (the “Plan”) by 3,000,000 shares. The shareholders of the Company approved the Proposal at the 2025 Annual Meeting of Shareholders held on July 24, 2025.

This Registration Statement on Form S-8 (this “Registration Statement”) is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 3,000,000 additional shares of Common Stock, issuable pursuant to the Plan. In accordance with General Instruction E of Form S-8, the content of the Registrant’s previously filed Registration Statements on Form S-8 (File No. 333-100157), as filed with the Commission on September 27, 2002, Form S-8 (File No. 333-189285), as filed with the Commission on June 13, 2013, Form S-8 (File No. 333-232225), as filed with the Commission on June 20, 2019, and Form S-8 (File No. 333-281953), as filed with the Commission on September 5, 2024, are hereby incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Company has sent or given or will send or give documents containing the information specified by Part I of this Registration Statement to participants in the Plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Company is not filing such documents with the Commission, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

(a)	the Company’s Registration Statement on Form S-8, as filed with the Commission on September 27, 2002 (File No. 333-100157);

(b)	the Company’s Registration Statement on Form S-8, as filed with the Commission on June 13, 2013 (File No. 333-189285);

(c)	the Company’s Registration Statement on Form S-8, as filed with the Commission on June 20, 2019 (File No. 333-232225);

(d)	the Company’s Registration Statement on Form S-8, as filed with the Commission on September 5, 2024 (File No. 333-281953);

(e)	the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025, as filed with the Commission on May 2, 2025;

(f)

the portions of the Company’s Definitive Proxy Statement for the Annual Meeting of Shareholders held on July 24, 2025, as filed with the Commission on June 30, 2025, that were incorporated into Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025;

(g)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended May 3, 2025, as filed with the Commission on June 17, 2025;

(h)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended August 2, 2025, as filed with the Commission on September 16, 2025;

(i)

the Company’s Current Reports on Form 8-K, as filed with the Commission on May 12, 2025, June 6, 2025, June 17, 2025 (other than the portion of those documents not deemed to be filed), July 1, 2025, July 22, 2025, July 28, 2025, August 1, 2025 and September 15, 2025; and

(j)

the description of the Company’s Common Stock contained in Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025, filed with the Commission on May 2, 2025, together with any amendments or reports filed for the purposes of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered here have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the respective dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.         Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Charter of Kirkland’s, Inc. (Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarter ended August 1, 2015 filed on September 10, 2015).
4.2	Amended and Restated Bylaws of Kirkland’s, Inc. (Exhibit 3.2 to our Current Report on Form 8-K filed on March 31, 2006).
4.3	Form of Specimen Stock Certificate (Exhibit 4.1 to Amendment No.1 to our registration statement on Form S-1 filed on June 5, 2002, Registration No. 333-86746).
4.4	Articles of Amendment to the Amended and Restated Charter of Kirkland’s, Inc. (Exhibit 3.1 to our Current Report on Form 8-K filed on February 5, 2025).
4.5	Articles of Amendment to the Amended and Restated Charter of Kirkland’s, Inc. to declassify the Company’s Board of Directors (Exhibit 3.1 to our Current Report on Form 8-K filed on July 28, 2025).
4.6	Articles of Amendment to the Amended and Restated Charter of Kirkland’s, Inc. to change the Company’s name from “Kirkland’s, Inc.” to “The Brand House Collective, Inc.” (Exhibit 3.2 to our Current Report on Form 8-K filed on July 28, 2025).
5.1*	Opinion of Bass, Berry & Sims PLC.
23.1*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm.
24.1	Power of Attorney (included on signature page).
99.1*	Amended and Restated 2002 Equity Incentive Plan of Kirkland’s, Inc., dated September 16, 2025.
107*	Filing Fee Table.

*         Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee on September 16, 2025.

The Brand House Collective, Inc.
By:	/s/ Michael W. Sheridan
Name:	Michael W. Sheridan
Title:	Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael W. Sheridan, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Amy E. Sullivan	President, Chief Executive Officer and Director	September 16, 2025
Amy E. Sullivan	(Principal Executive Officer)

/s/ Andrea K. Courtois	Senior Vice President and Chief Financial Officer	September 16, 2025
Andrea K. Courtois	(Principal Financial and Accounting Officer)

/s/ Tamara R. Ward	Director	September 16, 2025
Tamara R. Ward

/s/ Eric L. Schwartzman	Director	September 16, 2025
Eric L. Shwartzman

/s/ Neely J. Tamminga	Director	September 16, 2025
Neely J. Tamminga

/s/ Steven C. Woodward	Director	September 16, 2025
Steven C. Woodward